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                                                                    EXHIBIT 10.1

Optionee:
Grant Date:
Number of Shares:
Price per Share:

                    STOCK OPTION AGREEMENT ENTERED INTO UNDER

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

      THIS STOCK OPTION AGREEMENT is made and entered into this ___ OF ____, 20__, by and between Bright Horizons Family Solutions, Inc. ("BFAM"), a Delaware corporation (the "Company"), and _______________ ("Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Bright Horizons Family Solutions, Inc. Amended and Restated 1998 Stock Incentive Plan (the "Plan").

1. GRANT OF INCENTIVE STOCK OPTION. Company hereby grants to Optionee the option (the "Option") to purchase ____ shares (the "Optioned Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), for a price of $___ per share. It is intended that the option evidenced by this agreement shall be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

2. OPTION PLAN. This Option is granted under the Plan. This Option is subject to the terms and conditions set forth in the Plan. In the event any of the provisions hereof conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

3. TIMING OF EXERCISE. Subject to Section 6, the Option shall be exercisable on the following dates and in the following amounts:

              Number of Shares for Which Options
    Date             Becomes Exercisable           % of Original Grant Vested
------------  ----------------------------------   --------------------------

____________  __________________________________   __________________________

____________  __________________________________   __________________________

____________  __________________________________   __________________________

____________  __________________________________   __________________________

____________  __________________________________   __________________________

____________  __________________________________   __________________________

Optionee may exercise this Option, in whole or in part, at any time prior to __ years from the date of grant of this Option. This Option will expire __ years from the date of grant of this

      Option with respect to any then unexercised portion hereof. Under no circumstances will the life of the Option exceed 10 years from the date of grant of the Option.

4. MANNER OF EXERCISE. This Option shall be exercised by Optionee (or other party entitled to exercise the Option under Section 6 hereof) by delivering written notice to the Company, or its designated agent, stating the number of shares of Common Stock purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash or such other instrument as the Committee shall accept. Payment in currency or by certified check, cashier's check, postal money order or wire transfer shall be considered payment in cash. In the event the Committee in its discretion permits payment in the Company's Common Stock, the shares used in payment of the purchase price must have been held for at least six months prior to the date of exercise and shall be considered payment to the extent of their fair market value, determined pursuant to the Plan, on the date of exercise of this Option.

5. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable by Optionee except pursuant to the Plan. The terms of this Option shall be binding on the executors, administrators, heirs, successors, and assigns of Optionee.

6.    TERMINATION OF EMPLOYMENT.

      a. Except as set forth in Section 6(b) below, if the Optionee's employment by the Company and any Subsidiary terminates by reason of death, this Option, to the extent it was exercisable at the time of death (and, in the event the Optionee died during a period when Optionee could have terminated his or her employment by reason of Normal or Early Retirement, to the extent the Option would have become exercisable if the Optionee would have remained an employee until the date of exercise of the Option), may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of the Option, whichever period is the shorter. If the Optionee's employment by the Company and any Subsidiary terminates by reason of Disability, this Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for a period of one year after the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is the shorter. Except as set forth in Section 6(b) below, if the Optionee's employment by the Company and any Subsidiary terminates by reason of Normal or Early Retirement, this Option may thereafter be exercised by the Optionee, to the extent it is exercisable at the time of termination and to the extent the Option would have become exercisable if the Optionee would have remained an employee until the date of exercise of the Option, for a period of three months after the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is the shorter. If the Optionee's employment by the Company and any

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            Subsidiary is voluntarily terminated (other than for Normal or Early
            Retirement or Disability) or is involuntarily terminated for any reason other than death, Normal or Early Retirement or Disability, this Option shall thereupon terminate, except that the Option may be exercised by the Optionee, to the extent otherwise then exercisable, for the lesser of three months or the balance of the term of such Option, but with respect to an involuntary termination, only if the involuntary termination is without Cause (as defined in the Plan).

      b. Notwithstanding the provisions of Section 6(a) above, if the Optionee's employment by the Company and any Subsidiary terminates by reason of Normal or Early Retirement or if Optionee dies during a period when Optionee could have terminated his or her employment by reason of Normal Retirement or Early Retirement, Optionee may elect not to exercise the Option pursuant to the time periods set forth in
            Section 6(a) above. In such event, this Option will no longer be an Incentive Stock Option for purposes of the Code and will continue to vest pursuant to the terms described in 3. Timing of Exercise, and may thereafter be exercised by the Optionee or, upon the death of the Optionee, the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, until the expiration of the stated term of the Option.

7. RESTRICTIONS ON PURCHASES AND SALES OF SHARES. This Option is subject to the requirement that if at any time the Board shall determine that the listing, registration or qualification of the shares subject to this Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable in connection with the issue or transfer of shares subject to this Option, in such event this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board, this Option may not be exercised until Optionee has delivered an investment letter to the Company containing the representations that all shares being purchased pursuant to the exercise of the Option are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of this option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to be requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

8. ADJUSTMENT. The number of shares of Common Stock of the Company subject to this Option and the price per share of such shares may be adjusted by the Board of Directors from time to time pursuant to the Plan.

9. NOTICE OF DISPOSITION. The person exercising this Option shall notify the Company when making any disposition of the shares acquired upon exercise of this option, whether by sale, gift or otherwise.

10. PAYMENT OF TAXES. If at the time this Option is exercised the Board of Directors determines that under applicable law and regulations the Company could be liable for withholding of any

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      federal and state tax with respect to a disposition of any shares acquired upon exercise of this option, Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount.

11. EXCESSIVE SHARES. In the event that the number of shares subject to this Option exceeds any maximum established under the Code for incentive stock options that may be granted to the Optionee, this Option shall be considered a non-qualified option for purposes of the Code to the extent of such excess.

12. NO RIGHTS UNTIL EXERCISE. Optionee shall have no rights hereunder as a shareholder with respect to any shares of Common Stock subject to this Option until the date of issuance of a stock certificate to the Optionee for such shares.

13.   AMENDMENT. This Option may be amended as provided in the Plan.

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IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duty authorized officer. This Option shall take effect as a sealed instrument.

                             BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                             By:    ___________________________________
                             Name:  ___________________________________
                             Title: ___________________________________
                             Date:  ___________________________________

Please keep one copy for your records and return by MAIL THE OTHER COPY OF THIS PAGE acknowledging its receipt.

Optionee:
Grant Date:
Number of Shares:
Price per Share:

                                        RECEIVED BY:

                                        (OPTIONEE NAME)

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Title

                                        ________________________________________
                                        Date

Return to:    Name
              Title
              Bright Horizons Family Solutions, Inc.
              200 Talcott Avenue South
              Watertown, MA  02472                       Date Printed __________